Exhibit 1.1

PROSPECT CAPITAL CORPORATION
$90,000,000
4.95% Convertible Notes due 2022

UNDERWRITING AGREEMENT

May 15, 2018

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

Ladies and Gentlemen:
Prospect Capital Corporation, a corporation organized under the laws of Maryland (the “Company”), Prospect Capital Management L.P., a Delaware limited partnership registered as an investment adviser (the “Adviser”) and Prospect Administration, LLC, a Delaware limited liability company (the “Administrator”) confirm their agreement in the form of this Underwriting Agreement (this “Agreement”) with you as follows:
1.Issuance and Sale of Securities. The Company proposes, subject to the terms and conditions stated herein, to issue and sell to you (the “Underwriter”) $90,000,000 in aggregate principal amount of the Company’s 4.95% Convertible Notes due 2022 (the “Firm Securities”) and, at the election of the Underwriter, up to an additional $13,500,000 in aggregate principal amount of the Company’s 4.95% Convertible Notes due 2022 (the “Optional Securities”). The Firm Securities and the Optional Securities that the Underwriter elects to purchase pursuant to Section 4 hereof being collectively called the “Securities”. The Securities will be convertible into shares of the Company’s common stock (par value $0.001 per share) (the “Underlying Securities”).
The Securities will be issued pursuant to an indenture, dated as of February 16, 2012, as amended (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture, dated as of April 11, 2017, between the Company and the Trustee (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”). The issuance and sale of Securities to the Underwriter will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”).
On April 11, 2017, the Company issued $225,000,000 in aggregate principal amount of its 4.95% Convertible Notes due 2022 under the Indenture (the “Existing Securities”). The Securities offered by the Company pursuant to this Agreement constitute an issuance of “Additional Notes” under the Indenture. Except as otherwise disclosed in the Pricing Disclosure Package (as defined below), the Securities will have identical terms as, and will be fungible with, the Existing Securities and will be treated as a single class of notes for all purposes under the Indenture.
The Company has entered into an investment advisory and management agreement, dated as of July 24, 2004, as renewed on June 13, 2017 by the Board of Directors (the “Investment Advisory Agreement”), with the Adviser under the Advisers Act. The Company has entered into an administration agreement, dated as of July 24, 2004, as renewed on June 13, 2017, by the Board (the “Administration Agreement”), with the Administrator.

The Company has filed, pursuant to the 1933 Act, with the Commission a registration statement on Form N-2 (File No. 333-213391), which registers the offer and sale of certain securities to be issued from time to time by the Company, including the Securities. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”). The Company filed a Form N-54A “Notification of Election to be Subject to Sections 55 through 65 of the 1940 Act Filed Pursuant to Section 54(a) of the 1940 Act” (File No. 814-00659) with the Commission on April 16, 2004, under the 1940 Act.
The registration statement, as amended, when it became effective and any post-effective amendment thereto, including in each case all documents filed as a part thereof, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 497 under the 1933 Act or deemed to be part of such registration statement pursuant to Rule 430C under the 1933 Act is hereinafter referred to as the “Registration Statement.” The prospectus, in the form it was included in the Registration Statement at the time it was declared effective is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, together with the preliminary prospectus supplement, dated May 15, 2018, filed with the Commission pursuant to Rule 497 under the 1933 Act, is hereinafter referred to as the “Preliminary Prospectus.” The Base Prospectus, together with the prospectus supplement to be filed with the Commission pursuant to Rule 497 following execution of this Agreement, is hereinafter referred to as the “Prospectus.” The Preliminary Prospectus, together with the information included on Schedule III hereto in accordance with Rule 482 under the 1933 Act and filed with the Commission pursuant to Rule 497 under the 1933 Act on May 15, 2018, is hereinafter referred to collectively as the “Pricing Disclosure Package.”

All references in this Agreement to financial statements and schedules and other information which is “contained,” “disclosed,” “included,” “filed as part of” or “stated” in the Registration Statement, the Pricing Disclosure Package or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are or are deemed to be incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Pricing Disclosure Package or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as the case may be. All references in this Agreement to the Registration Statement, the Pricing Disclosure Package, the Prospectus or any

amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).
2.    Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Underwriter, and the Adviser and the Administrator, jointly and severally, represent and warrant to and agree with the Underwriter, as of the date hereof, as of the Applicable Time, as of the Closing Time (as such term is defined in Section 4(c) hereof) and as of each applicable Date of Delivery (as such term is defined in Section 4(b) hereof) as follows:
(a)    Compliance with Registration Requirements.
(i)    The Company meets the requirements for use of Form N-2 under the 1933 Act. The Registration Statement has been declared effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, and no proceedings for any such purpose, have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
(ii)    At the respective times the Registration Statement and any post-effective amendment thereto became effective, and at the Applicable Time, at the Closing Time and each applicable Date of Delivery, the Registration Statement, and all post-effective amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the Trust Indenture Act, and (excluding any post-effective amendment for the purpose of filing exhibits thereto) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its date, at the respective times the Prospectus or any such amendment or supplement was issued and as of the Closing Time and each applicable Date of Delivery, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not include (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Underwriter for use in the Registration Statement or Prospectus, it being understood and agreed that the only such information furnished to the Company in writing by the Underwriter consists of the information described in Section 9(e) below.
(iii)    The Pricing Disclosure Package, as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not include statements in or omissions from the Pricing Disclosure Package made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Underwriter for use therein, it being understood and agreed that the only such information furnished to the Company in writing by the Underwriter consists of the information described in Section 9(e) below.
(iv)    Each Additional Disclosure Item (as defined in Section 6(n) hereof) does not and will not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus and each such Additional Disclosure Item, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not include statements in or omissions from each Additional Disclosure Item made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Underwriter for use therein, it being understood and agreed that the only such information furnished to the Company in writing by the Underwriter consists of the information described in Section 9(e) below.
(v)    The Preliminary Prospectus when filed under Rule 497 and as of its date complied in all material respects with the 1933 Act and the Trust Indenture Act, and when filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the 1933 Act), was substantially identical to the copies thereof delivered to the Underwriter for use in connection with this offering. The Prospectus when filed under Rule 497 and as of its date will comply in all material respects with the 1933 Act and the Trust Indenture Act, and if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the 1933 Act), will be substantially identical to the copy thereof delivered to the Underwriter for use in connection with this offering.
(vi)    On the date hereof, at the respective times the Registration Statement and any post-effective amendment thereto became effective, as of the Closing Time and each applicable Date of Delivery, the Indenture complied or will comply in all material respects with the applicable requirements of the Trust Indenture Act.
(b)    Independent Accountant. BDO USA, LLP, which has expressed its opinion with respect to certain of the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and Exchange Act.
(c)    Preparation of the Financial Statements. The financial statements (together with the related schedules and notes) filed with the Commission as a part of the Registration Statement and included in the Pricing Disclosure Package and the Prospectus present fairly the consolidated financial position of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The consolidated selected financial data included in the Pricing Disclosure Package and the Prospectus presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with the consolidated financial statements included or incorporated by reference in the Registration Statement. All disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable. There are no financial statements that are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not included as required.
(d)    Internal Control Over Financial Reporting. The Company maintains a system of internal control over financial reporting sufficient to provide reasonable assurances that financial reporting is reliable and financial statements for external purposes are prepared in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with the authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.
(e)    Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including material information pertaining to the Company’s operations and assets managed by the Adviser, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within the Company and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established.
(f)    No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, net asset value, prospects, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity or a material adverse effect on the performance by the Company of the performance of this Agreement, the Indenture, the Securities or the consummation of any transactions contemplated hereby or thereby (any such change or effect, where the context so requires is called a “Material Adverse Change” or a “Material Adverse Effect”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) except for regular periodic dividends on the shares of the Company’s common stock, there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or, except for any repurchases under the Company’s share repurchase program which repurchases shall be made in compliance with applicable law, repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.
(g)    Good Standing of the Company and its Subsidiaries. The Company and each of its subsidiaries have been duly incorporated or organized, as the case may be, and are validly existing as a corporation or other entity, as the case may be, in good standing under the laws of the jurisdiction of their incorporation or organization, as applicable, and have the corporate or other power and authority to own, lease and operate their properties and to conduct their business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement, the Indenture and the Securities. Each of the Company and its subsidiaries is duly qualified as a foreign corporation or entity, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or equity interest of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.
(h)    Subsidiaries of the Company. The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or other entity other than (i) 100% of the equity interests in Prospect Capital Funding, LLC, Prospect Small Business Lending LLC, PSBL, LLC and Prospect Yield Corporation, LLC, (ii) all or substantially all of the equity interests in each of the Consolidated Holding Companies and (iii) those corporations or other entities described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company” and collectively, the “Portfolio Companies”). Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company does not control (as such term is defined in Section 2(a)(9) of the 1940 Act) any of the Portfolio Companies. Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, the Company is not required, in accordance with Article 6 of Regulation S-X under the 1933 Act, to consolidate the financial statements of any corporation, association or other entity with the Company’s financial statements other than Prospect Capital Funding, LLC, Prospect Small Business Lending LLC, PSBL, LLC, Prospect Yield Corporation, LLC and each of the Consolidated Holding Companies.
(i)    Portfolio Companies. The Company has duly authorized, executed and delivered any agreements pursuant to which it made the investments described in the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company Agreement”). To the Company’s knowledge, except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, each Portfolio Company is current, in all material respects, with all its obligations under the applicable Portfolio Company Agreements, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, except to the extent that any such failure to be current in its obligations and any such default would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
(j)    BDC Election; Regulated Investment Company. The Company has elected to be regulated as a business development company under the 1940 Act and has filed with the Commission, pursuant to Section 54(a) of the 1940 Act, a duly completed and executed Form N-54A (the “Company BDC Election”); the Company has not filed with the Commission any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the 1940 Act; the Company’s BDC Election remains in full force and effect, and, to the Company’s knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission. The provisions of the corporate charter and bylaws of the Company and the operations of the Company are in compliance in all material respects with the provisions and requirements of the 1940 Act applicable to business development companies and the rules and regulations of the Commission applicable to business development companies.
(k)    Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by the Company; the Investment Advisory Agreement has been duly authorized, executed and delivered by the Company; and the Administration Agreement has been duly authorized, executed and delivered by the Company; the Investment Advisory Agreement and the Administration Agreement constitute valid and legally binding agreements of the Company, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(l)    Authorization and Description of Securities. The authorized, issued and outstanding capital stock of the Company is as set forth in the Pricing Disclosure Package and the Prospectus, in each case, of the date thereof under the caption “Capitalization” and “Selected Condensed Financial Data.” The Securities and the Underlying Securities conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus, as amended or supplemented. All issued and outstanding shares of common stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and have been offered and sold or exchanged by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws) in all material respects. None of the outstanding shares of common stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company. No shares of preferred stock of the Company have been designated, offered, sold or issued and none of such shares of preferred stock are currently outstanding.
(m)    Securities. The Company has all requisite corporate power and authority to execute, issue, sell and perform its obligations contemplated by the Securities. The Securities have been duly authorized by the Company and, when duly issued and executed by the Company in accordance with this Agreement and the Indenture, assuming due authentication of the Securities by the Trustee, upon delivery to the Underwriter against payment therefor in accordance with the terms hereof and the Indenture, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(n)    Additional Securities. The Securities to be sold pursuant to this Agreement and on the terms set forth on the Pricing Disclosure Package constitute “Additional Notes” within the meaning of the Indenture, will be treated as a single series with the Existing Securities, will have the same terms and CUSIP number as the Existing Securities and will be fungible with the Existing Securities for federal income tax purposes. Upon the issuance of the Securities, the outstanding aggregate principal of the Company’s 4.95% Convertible Notes due 2022 will be $328,500,000 (assuming the Underwriter exercises its option to purchase the Optional Securities in full).
(o)    Authorization of Indenture. The Company has all requisite corporate power and authority to perform its obligations under the Indenture. The Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); the Indenture has been qualified under the Trust Indenture Act. The Indenture conforms in all material respects to the description thereof in each of the Prospectus and the Pricing Disclosure Package.
(p)    Underlying Securities. The Company has all the requisite corporate power and authority to issue the Underlying Securities issuable upon conversion of the Securities. The Underlying Securities have been duly and validly authorized by the Company and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.
(q)    Disclosure. The statements set forth in each of the Pricing Disclosure Package and the Prospectus under the caption “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Securities and under the captions “Material U.S. Federal Income Tax Considerations,” and “Certain Relationships and Transactions,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects.
(r)    Non-Contravention of Existing Instruments. Neither the Company nor any subsidiary is in violation of or default under (i) its charter, articles or certificate of incorporation, by-laws, or similar organizational documents; (ii) any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument, including any Portfolio Company Agreement, the Investment Advisory Agreement and the Administration Agreement, to which the Company or any of its subsidiaries is a party or bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.
(s)    No Further Authorizations or Approvals Required. The Company’s execution, delivery and performance of this Agreement, the issuance and sale of the Securities, the compliance by the Company with all of the provisions of the Securities (including the issuance of the Underlying Securities upon conversion thereof), the Indenture and consummation of the transactions contemplated hereby and thereby and by the Registration Statement, the Prospectus and the Pricing Disclosure Package (i) have been duly authorized by all necessary corporate action, have been effected in accordance with the 1940 Act and will not result in any violation of the provisions of the charter, articles or certificate of incorporation or by-laws of the Company or similar organizational documents of any subsidiary, (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any existing instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Effect, (iii) will not result in any material respect in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary and (iv) will not affect the validity of the Securities or the legal authority of the Company to comply with the Securities, the Indenture or this Agreement. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement, the compliance by the Company with all of the provisions of the Securities (including the issuance of the Underlying Securities upon conversion thereof), the Indenture or consummation of the transactions contemplated hereby and thereby and by the Registration Statement, the Prospectus and the Pricing Disclosure Package, except such as have already been obtained or made under the 1933 Act, the 1940 Act and the Trust Indenture Act and such as may be required under any applicable state securities or blue sky laws or from the Financial Industry Regulatory Authority, Inc. (“FINRA”).
(t)    Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the expected expiration of any of such Intellectual Property Rights would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would, individually or in the aggregate, result in a Material Adverse Effect. To the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the

Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons.
(u)    Compliance with Environmental Law. To the knowledge of the Company, the Adviser and the Administrator, the Company, its subsidiaries and each controlled Portfolio Company (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.
(v)    All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, result in a Material Adverse Effect and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect.
(w)    Investment Advisory Agreement. (i) The terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the 1940 Act and the Advisers Act and (ii) the approvals by the Board of Directors and the stockholders of the Company of the Investment Advisory Agreement have been made in accordance with the requirements of Section 15 of the 1940 Act applicable to companies that have elected to be regulated as business development companies under the 1940 Act.
(x)    Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company, which is required to be disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus (other than as disclosed therein), or which might, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Securities, the Indenture or the performance by the Company of its obligations hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, the Pricing Disclosure Package or the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(y)    Accuracy of Exhibits. Notwithstanding this Agreement, there are no contracts or documents that are required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed as exhibits thereto by the 1933 Act or the 1940 Act that have not been so described and filed as required.
(z)    Advertisements. As of the respective times of use and as of the Applicable Time, any advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts” and “electronic road show presentations”) authorized in writing by or prepared by the Company used in connection with the public offering of the Securities (collectively, “Sales Material”) does not materially conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. Moreover, all Sales Material complied and will comply in all material respects with the applicable requirements of the 1933 Act and the 1940 Act and the rules and interpretations of FINRA (except that this representation and warranty does not include statements in or omissions from the Sales Material made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company by or on behalf of the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished to the Company in writing by the Underwriter consists of the information described in Section 9(e) below).
(aa)    Subchapter M. During the past fiscal year, the Company has been organized and operated, and is currently organized and operates, in compliance in all material respects with the requirements to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code” and the “Code,” respectively). The Company intends to direct the investment of the proceeds of the offering described in the Registration Statement, the Pricing Disclosure Package and the Prospectus in such a manner as to comply with the requirements of Subchapter M of the Code.
(bb)    Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments or penalties as may be contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company or any subsidiary that could result, individually or in the aggregate, in a Material Adverse Effect.
(cc)    Distribution of Offering Materials. The Company has not distributed, or authorized the distribution of, and will not distribute, or authorize the distribution of, any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, the

Additional Disclosure Items (as defined in Section 6(n)) or other materials, if any, permitted by the 1933 Act or the 1940 Act.
(dd)    Registration Rights. Except as otherwise described in the Pricing Disclosure Package, the Prospectus or the Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.
(ee)    Nasdaq Global Select Market. The Company’s shares of common stock are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed for quotation on the Nasdaq Global Select Market (“NASDAQ”). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of its common stock under the Exchange Act or delisting its common stock from NASDAQ, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing. The Company has continued to satisfy, in all material respects, all requirements for the listing of its common stock for trading on the NASDAQ.
(ff)    No Price Stabilization or Manipulation. Neither the Company, the Adviser nor the Administrator has taken nor will it take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or the Underlying Securities; provided, however, the Underwriter acknowledges the Company may from time to time repurchase shares of its common stock pursuant to its share repurchase program, which repurchases shall be made in compliance with applicable law.
(gg)    Compliance with the Exchange Act and the 1940 Act; Reports Filed. The documents filed by the Company with the Commission under the Exchange Act and the 1940 Act, complied, and will comply in all material respects, with the requirements of the Exchange Act and the 1940 Act, as applicable, and, with respect to the Exchange Act documents, as of the date hereof, the Applicable Time and the Closing Time and each applicable Date of Delivery, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has filed all reports required to be filed pursuant to the 1940 Act and the Exchange Act, except where the failure to file such reports would not have a Material Adverse Effect.
(hh)    Interested Persons. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus (i) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the 1940 Act and the Advisers Act, and (ii) to the knowledge of the Company, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of the Underwriter except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus.
(ii)    No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any officer, director, employee or agent of the

Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(jj)    No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(kk)    Compliance with Laws. The Company has not been advised, and has no knowledge, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result, individually or in the aggregate, in a Material Adverse Effect.
(ll)    Compliance with the Sarbanes-Oxley Act of 2002. The Company has complied in all material respects with Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and has made the evaluations of the Company’s disclosure controls and procedures required under Rule 13a-15 under the Exchange Act.
(mm)    FINRA Matters. All of the information provided to the Underwriter or to counsel for the Underwriter by the Company and, to the knowledge of the Company, its officers and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Corporate Financing Rule 5110 is true, complete and correct in all material respects.
(nn)    Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.
(oo)    Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(pp)    OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use any of the proceeds received by the Company from the sale of Securities and the Underlying Securities contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
Any certificate signed by any officer of the Company, the Adviser or the Administrator and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company, the Adviser or the Administrator (as applicable), to the Underwriter as to the matters covered thereby.
3.    Representations and Warranties of the Adviser and the Administrator. The Adviser and the Administrator, jointly and severally, represent and warrant to the Underwriter as of the date hereof, as the Applicable Time, as of the Closing Time and as of each applicable Date of Delivery, and agree with the Underwriter as follows:
(a)    No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise stated therein, there has been no material adverse change in the financial condition, or in the earnings, business affairs, operations or regulatory status of the Adviser or the Administrator or any of their respective subsidiaries, whether or not arising in the ordinary course of business, that would reasonably be expected to result in a Material Adverse Effect, or would otherwise reasonably be expected to prevent the Adviser or the Administrator from carrying out its obligations under the Investment Advisory Agreement (an “Adviser Material Adverse Change” or an “Adviser Material Adverse Effect,” where the context so requires) or the Administration Agreement (an “Administrator Material Adverse Change” or an “Administrator Material Adverse Effect,” where the context so requires).
(b)    Good Standing. Each of the Adviser and the Administrator (and each of their subsidiaries) has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; the Adviser has full power and authority to execute and deliver and perform its obligations under the Investment Advisory Agreement; the Administrator has full power and authority to execute and deliver the Administration Agreement; and each of the Adviser and the Administrator is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to qualify or be in good standing would not otherwise reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable.
(c)    Registration Under Advisers Act. The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement for the Company as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding, which might adversely affect the registration of the Adviser with the Commission.
(d)    Absence of Proceedings. There is no action, suit or proceeding or, to the knowledge of the Adviser or the Administrator, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser or the Administrator, threatened, against or affecting either the Adviser or the Administrator, which is required to be disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus (other than as disclosed therein), or which would reasonably be expected to result in an Adviser Material Adverse Effect or Administrator Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Indenture, the Securities, the Investment Advisory Agreement or the Administration Agreement; the aggregate of all pending legal or governmental proceedings to which the Adviser or the Administrator is a party or of which any of its respective property or assets is the subject which are not described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, including ordinary routine litigation incidental to their business, would not reasonably be expected to result in an Adviser Material Adverse Effect or Administrator Material Adverse Effect .
(e)    Absence of Defaults and Conflicts. Neither the Adviser nor the Administrator is in violation of its certificate of limited partnership or certificate of formation, as applicable, or limited partnership operating agreement or limited liability company operating agreement, as applicable, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Adviser or the Administrator is a party or by which it or any of them may be bound, or to which any of the property or assets of the Adviser or the Administrator is subject, or in violation of any law, statute, rule, regulation, judgment, order or decree except for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement and the Administration Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the Pricing Disclosure Package and the Prospectus (including the issuance and sale of the Securities and Underlying Securities and the use of the proceeds from the sale of the Securities and Underlying Securities as described in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Adviser with its obligations hereunder and under the Investment Advisory Agreement and by the Administrator with its obligations hereunder and under the

Administration Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser or the Administrator pursuant to such Agreement except for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable, nor will such action result in any violation of the provisions of the limited partnership or limited liability company operating agreement, as applicable, of the Adviser or Administrator, respectively; nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser, the Administrator, or any of their respective assets, properties or operations except for such violations that would not, individually or in the aggregate, reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable.
(f)    Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by the Adviser and the Administrator; the Investment Advisory Agreement has been duly authorized, executed and delivered by the Adviser; and the Administration Agreement has been duly authorized, executed and delivered by the Administrator; the Investment Advisory Agreement and the Administration Agreement constitute valid and legally binding agreements of the Adviser and the Administrator, respectively, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(g)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Adviser or the Administrator of its obligations hereunder, in connection with the offering, issuance or sale of the Securities and Underlying Securities hereunder or the consummation of the transactions contemplated by this Agreement, the Indenture, the Securities, the Investment Advisory Agreement, the Administration Agreement or the Registration Statement, the Pricing Disclosure Package or the Prospectus (including the use of the proceeds from the sale of the Securities as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds”), except (i) such as have been already obtained under the 1933 Act and the 1940 Act, (ii) such as may be required under state securities laws and (iii) the filing of the Notification of Election under the 1940 Act, which has been effected.
(h)    Description of the Adviser and the Administrator. The description of the Adviser and the Administrator contained in the Pricing Disclosure Package and the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.
(i)    Possession of Licenses and Permits. Each of the Adviser and the Administrator possesses such valid and current certificates, authorizations or permits issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it (collectively, “Governmental Licenses”), except where the failure so to possess would not reasonably be expected to, individually or in the aggregate, result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; each of the Adviser and Administrator is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; and neither the Adviser nor the Administrator has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable.
(j)    Employment Status. The Adviser is not aware that (i) any executive, key employee or significant group of employees of the Company, if any, the Adviser or the Administrator, as applicable, plans to terminate employment with the Company, the Adviser or the Administrator or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser except where such termination or violation would not reasonably be expected to have an Adviser Material Adverse Effect.
4.    Sale and Delivery to Underwriter; Closing
(a)    Firm Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Company, at a purchase price of 100% of the principal amount thereof (the “Purchase Price”), the aggregate principal amount of Securities set forth in Schedule I opposite the name of the Underwriter. The Underwriter shall be paid a commission of 2.60% of the aggregate principal amount of the Firm Securities upon its purchase thereof.
(b)    Optional Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to an additional $13,500,000 aggregate principal amount of Optional Securities at the Purchase Price plus accrued interest from the Closing Time or the relevant Date of Delivery, as applicable. The Underwriter shall be paid a commission of 2.60% of the aggregate principal amount of the Optional Securities purchased. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time on one or more occasions solely for the purpose of covering over-allotments made in connection with the offering and distribution of the Firm Securities upon notice by the Underwriter to the Company setting forth the aggregate principal amount of Optional Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Optional Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.
(c)    Payment. Payment of the purchase price for, and delivery of, the Firm Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York or at such other place as shall be agreed upon by the Underwriter and the Company, at 9:00 A.M. (Eastern time) on the second business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called “Closing Time”).
In addition, in the event that any or all of the Optional Securities are purchased by the Underwriter, payment of the Purchase Price for, and the delivery of, such Optional Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company, on each Date of Delivery as specified in the notice from the Underwriter to the Company.
Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriter through the facilities of the Depository Trust Company (“DTC”) for the account of the Underwriter.
(d)    Denominations; Registration. The Firm Securities and the Optional Securities, if any, shall be transferred electronically at the Closing Time or the relevant Date of Delivery, as the case may be, in such denominations and registered in such names as the Underwriter may request; provided that any such request must be received in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be.
5.    Public Offering of the Securities. The Underwriter hereby advises the Company that the Underwriter intends to offer for sale to the public, initially on the terms set forth in the Pricing Disclosure Package and the Prospectus, the Securities as soon after this Agreement has been executed as the Underwriter, in its sole judgment, has determined is advisable and practicable.
6.    Covenants of the Company. The Company agrees with the Underwriter as follows:
(a)    The Company will prepare the Prospectus in a form approved by the Underwriter and will file such Prospectus pursuant to Rule 497 under the 1933 Act not later than the Commission's close of business on the second Business Day following the date of this Agreement or such earlier time as may be required under the 1933 Act. The Company will notify the Underwriter as soon as practicable, and, in the cases of Sections 6(a)(ii)-(iv), confirm the notice in writing, (i) when, at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act, any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Preliminary Prospectus or the Prospectus or any amended Preliminary Prospectus or Prospectus shall have been filed in relation to the Securities, (ii) of the receipt of any comments from the Commission relating to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information in each case in relation to the Securities, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement pursuant to Section 8(d) of the 1933 Act, and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.
(b)    The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement, or any supplement or revision to either the Base Prospectus, the Preliminary Prospectus or the Prospectus, and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and shall not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object prior to the Closing Time or any applicable Date of Delivery.
(c)    The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities.
(d)    If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriter, the Company will file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Securities, in a form satisfactory to the Underwriter and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other reasonable action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities.
(e)    Prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement and from time to time, the Company will furnish the Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as the Underwriter may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Preliminary Prospectus or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Preliminary Prospectus or Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Preliminary Prospectus or the Prospectus in order to comply with the 1933 Act or the Exchange Act, to notify the Underwriter and upon the Underwriter’s request to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as the Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case the Underwriter is required to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon request and expense of the Underwriter, to prepare and deliver to the Underwriter as many written and electronic copies as the Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.
(f)    As soon as practicable after furnishing with the Commission, the Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158.
(g)    The Company will furnish to the Underwriter, without charge, so long as delivery of a prospectus by the Underwriter or a dealer may be required by the 1933 Act, as many copies of the Prospectus and any supplement thereto as the Underwriter may reasonably request. Except as otherwise described herein, the Company will pay the expenses of printing or other production of all documents relating to the offering.
(h)    For a period commencing on the date hereof and ending on the 30th day after the date of the Prospectus, the Company agrees not to, directly or indirectly, (1) offer, pledge, sell, or otherwise dispose of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock securities of the Company or other securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock; or (4) publicly disclose the intention to do any of the contemplated transactions in clause (1), (2) or (3), in each case without the prior written consent of the Underwriter. The foregoing restrictions shall not apply to (i) the issuance and sale by the Company of the Securities offered hereby, (ii) the issuance of the Underlying Securities by the Company upon conversion of Securities, if applicable, (iii) the issuance and sale by the Company of common stock pursuant to an “at-the-market” offering program in accordance with Rule 415(a)(1)(x) of the 1933 Act (the “ATM Program”), provided the Company may not offer or sell more than 1,000,000 shares of common stock in any trading day under the ATM Program, (iv) the grant of options or other equity-based awards for common stock pursuant to employee benefit plans existing on the date hereof and (v) the issuance by the Company of shares of common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof. Notwithstanding the foregoing, the Company may issue up to 7.5% of its then current outstanding shares of common stock in a transaction for consideration in connection with portfolio investments by the Company or its subsidiaries where such shares of common stock may be issued only to the selling entities or parties in any such investment transaction. The Company may be permitted in connection with any portfolio investment transaction to file, and issue any such shares of common stock pursuant to, a registration statement on Form N-14 under the 1933 Act.
(i)    The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such states and jurisdictions as the Underwriter may designate and the Company agrees to and will maintain such qualifications in effect so long as required to complete the distribution and sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
(j)    The Company will use the Net Proceeds in the manner specified in the Pricing Disclosure Package and the Prospectus under “Use of Proceeds.”
(k)    The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the 1940 Act and the Exchange Act within the time periods required by the 1940 Act and the Exchange Act and the rules and regulations of the Commission thereunder, respectively.
(l)    The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, except as may be allowed by law.
(m)    In connection with the offering and sale of the Securities, the Company will file with NASDAQ all documents and notices, and make all certifications, required of companies that have securities that are listed on NASDAQ and will maintain such listing.
(n)    Except by means of the Preliminary Prospectus, the Prospectus or the information set forth on Schedule II hereto (which information complies with Rule 482 under the 1933 Act and has been filed by the Company in compliance with Rule 497 under the 1933 Act), the use of which has been consented to by the Underwriter (the “Additional Disclosure Items”) or as otherwise agreed by the parties, the Company (including its agents and representatives, other than the Underwriter in its capacity as such) will not make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the 1933 Act and including without limitation any (i) advertisement as defined in Rule 482 under the 1933 Act and (ii) Sales Material), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Securities hereunder.
(o)    The Company will comply with all requirements imposed upon it by the 1933 Act, the 1940 Act and the Exchange Act as from time to time in force, so far as necessary to permit the completion of the distribution of the Securities as contemplated by the provisions hereof and the Preliminary Prospectus and the Prospectus.

7.    Expenses. The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the 1933 Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Base Prospectus, the Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and any dealers; (ii) the cost of printing or producing this Agreement, the Indenture, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 7(i) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey(s); (iv) any filing fees incident to, and the fees and disbursements of counsel for the Underwriter in connection with, any required reviews by FINRA of the terms of the sale of the Securities; (v) the cost of preparing any certificates for the Securities; (vi) the cost and charges of any transfer agent, trustee, registrar or dividend disbursing agent; (vii) all fees and expenses in connection with obtaining ratings for the Notes from each of Standard & Poor’s Rating Services and Kroll Bond Rating Agency, Inc. and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 10 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Securities by the Underwriter, and any advertising expenses connected with any offers the Underwriter may make.
8.    Conditions to the Underwriter’s Obligations. The obligations of the Underwriter hereunder as to the Securities to be delivered at the Closing Time and each applicable Date of Delivery shall be subject to the condition that all representations and warranties made by the Company, the Adviser and the Administrator herein are, at and as of the Closing Time and each applicable Date of Delivery, true and correct, as if then made, to the due performance by the Company of its obligations hereunder, and to the satisfaction (or waiver by the Underwriter in its sole discretion) of the following additional conditions:
(a)    The Registration Statement shall have become effective and shall be available for the sale of all Securities to be issued and sold hereunder. All filings with the Commission required by Rule 497 under the 1933 Act to have been filed prior to the sale of Securities hereunder shall have been made within the applicable time period prescribed for such filing by Rule 497.
(b)    None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any amendments or supplements to the Registration Statement, the Pricing Disclosure Package or the Prospectus relating to or affecting the Securities; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of, or preventing the use of, the Registration Statement, the Pricing Disclosure Package or the Prospectus, or the initiation of any proceedings for that purpose, including any notice objecting to the use of the Registration Statement or order pursuant to Section 8(e) of the 1940 Act having been issued and proceedings therefor initiated, or to the knowledge of the Company, threatened by the Commission; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement, the Pricing Disclosure Package or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement, the Pricing Disclosure Package or Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Pricing Disclosure Package or the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate.
(c)    The Underwriter shall not have discovered and disclosed to the Company on or prior to the Closing Time and any applicable Date of Delivery that the Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Troutman Sanders LLP, counsel to the Underwriter, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary to make the statements therein not misleading.
(d)    All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indenture, the Securities, the Registration Statement, the Pricing Disclosure Package and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
(e)    Skadden, Arps, Slate, Meagher & Flom LLP shall have furnished to the Underwriter its written opinion, as counsel to the Company, addressed to the Underwriter and dated the Closing Time and each applicable Date of Delivery, substantially in the form of Exhibit A hereto.
(f)    The Company’s general counsel shall have furnished to the Underwriter its written opinion, addressed to the Underwriter and dated the Closing Time and each applicable Date of Delivery, substantially in the form of Exhibit B hereto.
(g)    Venable LLP, shall have furnished to the Underwriter its written opinion, as Maryland counsel to the Company, addressed to the Underwriter and dated the Closing Time and each applicable Date of Delivery, substantially in the form of Exhibit C hereto.
(h)    The Underwriter shall have received from Troutman Sanders LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Time and each applicable Date of Delivery, with respect to the issuance and sale of the Securities, the Registration Statement, the Pricing Disclosure Package, the Prospectus and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.
(i)    At the time of execution of this Agreement, the Underwriter shall have received from BDO USA, LLP a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the 1933 Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, the Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
(j)    With respect to the letter of BDO USA, LLP referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Underwriter a letter (the “bring-down letter”) of such accountants, addressed to the Underwriter and dated as of the Closing Time and each applicable Date of Delivery (i) confirming that they are independent public accountants within the meaning of the 1933 Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Time and each applicable Date of Delivery, (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package and the Prospectus, as of a date not more than three days prior to the Closing Time and each applicable Date of Delivery), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
(k)    Except as described in the Pricing Disclosure Package or the Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition, financial or otherwise, or in the earnings, net asset value, prospects, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered on the Closing Time and each applicable Date of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

(l)    The Underwriter shall have received an agreement substantially in the form of Exhibit D-1 hereto signed by the persons listed on Exhibit D-2 hereto.
(m)    Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the NASDAQ or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the offering or delivery of the Securities being delivered on the Closing Time and each applicable Date of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus or that, in the judgment of the Underwriter, would materially and adversely affect the financial markets or the markets for the Securities.
(n)    On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded to the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.
(o)    The Company shall have furnished or caused to be furnished to the Underwriter at the Closing Time and each applicable Date of Delivery certificates of officers of the Company, the Adviser and the Administrator satisfactory to the Underwriter as to the accuracy of the representations and warranties of the Company, the Adviser and the Administrator herein at and as of the Closing Time and each applicable Date of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Time and each applicable Date of Delivery and as to such other matters as the Underwriter may reasonably request.
All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.
9.    Indemnification and Contribution. (1) The Company agrees to indemnify and hold harmless the Underwriter and its affiliates (within the meaning of Rule 405 under the 1933 Act) who are acting as underwriters, the directors, officers, employees and agents of the Underwriter and each person who controls the Underwriter within the meaning of either the 1933 Act, the Exchange Act or the 1940 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the Exchange Act, the 1940 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Additional Disclosure Item, any Sales Material or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have. Any indemnification by the Company pursuant to this Agreement shall be subject to the requirements and limitations of Section 17(1) of the 1940 Act.
(a)    The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the 1933 Act, the Exchange Act or the 1940 Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity which information is limited to the information set forth in Section 9(e). The Underwriter agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action to which they are entitled to indemnification pursuant to this Section 9(b). This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.
(b)    Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(c)    In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriter agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriter on the other from the offering of the Securities; provided, however, that in no case shall the Underwriter be responsible for any amount in excess of the total underwriting discounts and commissions received by the Underwriter pursuant to Section 4. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts and commissions received by the Underwriter, in each case pursuant to Section 4. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 9(d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls the Underwriter within the meaning of either the 1933 Act or the Exchange Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of either the 1933 Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 9(d).
(d)    The Underwriter confirms and the Company, the Adviser and the Administrator acknowledge and agree that the statements with respect to the offering of the Securities by the Underwriter set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting,” the first and second sentences of the third paragraph and the second sentence of the seventh paragraph, the first and second sentences of the eighth paragraph and the third sentence of the ninth paragraph in the Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Preliminary Prospectus, the Prospectus or in any amendment or supplement thereto.
10.    Termination. (a) This Agreement may be terminated in the absolute discretion of the Underwriter if after the execution and delivery of this Agreement and prior to the Closing Time and each applicable Date of Delivery, if (A)(i) trading generally shall have been materially suspended or materially limited on or by, as the case may be, any of NASDAQ, the New York Stock Exchange or NYSE MKT, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York state authorities, (iv) there shall have occurred any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, or any change in financial markets or any calamity or crisis that, in each case, in the Underwriter’s judgment, is material and adverse or (v) any material disruption of settlements of securities or clearance services in the United States that would materially impair settlement and clearance with respect to the Securities or (B) in the case of any of the events specified in clauses (i) through (v), such event singly or together with any other such event specified in clauses (i) through (v) makes it, in the Underwriter’s judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus. If the Underwriter elects to terminate its obligations pursuant to this Section 10, the Company shall be notified promptly in writing.
(b)    If (i) this Agreement is terminated pursuant to Section 10(a) or (ii) the Underwriter declines to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriter for all out-of-pocket costs and expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement and the offering contemplated hereby.

11.    Representations and Indemnities to Survive. The respective indemnities, representations, warranties and agreements of the Company and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
12.    Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telefaxed to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, with a copy to Troutman Sanders LLP, Attention: Michael T. Damgard (Fax: (804) 698-5185); or, if sent to the Company or the Adviser, will be mailed, delivered or telefaxed to it at (212) 448-9652 and confirmed to it at Prospect Capital Corporation, 10 East 40th Street, New York, New York 10016, Attention: Karl Goodman.
13.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.
14.    No Fiduciary Duty. The Company hereby acknowledges that (a) the offering and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter and any affiliates through which it may be acting, on the other, and in connection therewith and the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (b) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or are currently advising the Company on related or other matters), and (c) the Company’s engagement of the Underwriter in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Underwriter has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
15.    Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
16.    Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
17.    Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18.    Headings. The section headings used herein are for convenience only and shall not affect the construction hereof
19.    Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
20.    Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
“1933 Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“1940 Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.
“Advisers Act” shall mean the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder.
“Applicable Time” shall mean the time of the first contract of sale of the Securities.
“Board” shall mean the Board of Directors of the Company.
“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banking institutions are generally authorized or obligated by law or executive order to close.
“Commission” shall mean the Securities and Exchange Commission.
“Consolidated Holding Companies” shall mean APH Property Holdings, LLC, CCPI Holdings Inc., CP Holdings of Delaware LLC, Credit Central Holdings of Delaware, LLC, Energy Solutions Holdings Inc., First Tower Holdings of Delaware LLC, Harbortouch Holdings of Delaware Inc., MITY Holdings of Delaware Inc., Nationwide Acceptance Holdings LLC, NMMB Holdings, Inc., NPH Property Holdings, LLC, SB Forging Company, Inc., STI Holding, Inc., UPH Property Holdings, LLC, Valley Electric Holdings I, Inc., Valley Electric Holdings II, Inc. and Wolf Energy Holdings Inc.
“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Rule 158”, “Rule 436”, “Rule 405”, “Rule 482”,and “Rule 497” refer to such rules under the 1933 Act.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Adviser, the Administrator and the Underwriter.
Very truly yours,
PROSPECT CAPITAL CORPORATION
By:    /s/ John Barry
Name: John Barry
Title: Chief Executive Officer
PROSPECT CAPITAL MANAGEMENT L.P.

By:	Prospect Management Group GP LLC, its General Partner

By:    /s/ John Barry
Name: John Barry
Title: Manager
PROSPECT ADMINISTRATION, LLC
By:    /s/ John Barry
Name: John Barry
Title: Authorized Signatory

The foregoing Agreement is
hereby confirmed and accepted
as of the date first-written above.
GOLDMAN SACHS & CO. LLC

By:    /s/ Adam Greene
Name: Adam Greene
Title: Managing Director

Schedule I

Underwriter	Aggregate Principal Amount of Firm Securities
Goldman Sachs & Co. LLC	$90,000,000
Total	$90,000,000

Schedule II

Additional Disclosure Items

1.	“Launch” term sheet communication filed with the Commission on May 15, 2018 pursuant to Rule 497(a) (as a Rule 482 ad); and

2.	“Pricing” term sheet communication filed with the Commission on May 15, 2018 pursuant to Rule 497(a) (as a Rule 482 ad).

Schedule III

Pricing Related Information

PROSPECT CAPITAL CORPORATION
$90,000,000
4.95% Convertible Notes due 2022
PRICING TERM SHEET
May 15, 2018

The following sets forth the final terms of the 4.95% Convertible Notes due 2022 and should only be read together with the preliminary prospectus supplement dated May 15, 2018, together with the accompanying prospectus dated October 30, 2017, relating to these securities (the “Preliminary Prospectus”), and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus. All references to dollar amounts are references to U.S. dollars.

Issuer	Prospect Capital Corporation (the “Company”)
Security	4.95% Convertible Notes due 2022 (the “Notes”)
Aggregate Principal Amount Offered	$90,000,000 (or $103,500,000 if the underwriter’s overallotment option to purchase up to an additional $13,500,000 principal amount of Notes is exercised in full)
Fungibility
The Notes will form a single series and be fungible with the $225,000,000 aggregate principal amount of the Company’s outstanding 4.95% Convertible Notes due 2022. After giving effect to the issuance of the Notes, there will be $315,000,000 aggregate principal amount (or $328,500,000 if the underwriter’s overallotment option to purchase up to an additional $13,500,000 principal amount of Notes is exercised in full) of the Company’s 4.95% Convertible Notes due 2022 outstanding.

Net Proceeds
$87,160,000, after deducting the fees and estimated expenses payable by the Company (or $100,309,000 if the underwriter’s overallotment option to purchase up to an additional $13,500,000 principal amount of Notes is exercised in full)

Maturity	July 15, 2022, unless earlier converted, repurchased or redeemed
Interest Rate	4.95% per year
Interest Payment Dates
Interest will accrue from the Settlement Date (defined below) and will be payable in cash in arrears on January 15 and July 15 of each year, beginning on July 15, 2018. Upon any conversion, holders will be entitled to a cash payment representing accrued and unpaid interest to, but not including, the conversion date, unless the Notes are converted after a record date for an interest payment but prior to the corresponding interest payment date. Any such payment will be made on the settlement date applicable to the relevant conversion.

Denomination	$1,000 and integral multiples thereof
Price at Issuance	98.40%, plus accrued interest, if any, from January 15, 2018
Price to Underwriter	97.40%
The NASDAQ Global Select Market Symbol of the Company’s Common Stock	PSEC
Initial Conversion Price	Approximately $9.98 per share of the Company’s common stock, par value $0.001 per share (the “Common Stock”)

Initial Conversion Rate	100.2305 shares per $1,000 principal amount of Notes
Redemption
The Company may not redeem the Notes prior to April 15, 2022. On or after April 15, 2022, the Company may redeem the Notes for cash, in whole or from time to time in part, at the Company’s option, at a redemption price equal to the sum of (i) 100% of the principal amount of the Notes to be redeemed, (ii) accrued and unpaid interest thereon to, but excluding, the redemption date and (iii) an amount equal to the present value of the interest that would accrue on such Notes from, and including, the redemption date until the maturity date, with such present value computed using a discount rate equal to the yield to maturity of United States Treasury securities with three months of remaining maturity plus 50 basis points.

Trade Date	May 16, 2018
Settlement Date	On or about May 18, 2018
Underwriter	Goldman Sachs & Co. LLC
Listing	None
CUSIP	74348TAR3
ISIN	US74348TAR32
Adjustment to Conversion Rate upon a Non-Stock Change of Control

The number of additional shares by which the conversion rate will be increased in the event of a “non-stock change of control” (as defined in the Preliminary Prospectus) will be determined by reference to the table below (subject to the limitations described below), based on the date on which the non-stock change of control occurs or becomes effective (the “effective date”) and the price (the “stock price”) paid per share of Common Stock in the non-stock change of control.

Make-Whole Table:

	Stock Price
Effective Date	$9.07	$9.25	$9.75	$9.98	$10.25	$10.50	$10.75	$11.00	$11.25	$11.50
April 11, 2017	10.0230	9.8822	6.1823	4.7809	3.3659	2.2723	1.3865	0.7134	0.2491	0.0000
July 15, 2017	10.0230	9.5527	5.8239	4.4097	2.9788	1.8684	0.9541	0.2279	0.0000	0.0000
July 15, 2018	10.0230	9.3826	5.6876	4.2896	2.8786	1.7842	0.8858	0.1737	0.0000	0.0000
July 15, 2019	10.0230	9.4543	5.7392	4.3344	2.9173	1.8189	0.9155	0.1985	0.0000	0.0000
July 15, 2020	10.0230	9.5866	5.8026	4.3771	2.9430	1.8343	0.9247	0.2033	0.0000	0.0000
July 15, 2021	10.0230	9.3671	5.4659	4.0246	2.6007	1.5248	0.6642	0.0000	0.0000	0.0000
July 15, 2022	10.0230	7.8776	2.3336	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock price and effective dates may not be set forth on the table, in which case, if the stock price is:

•
between two stock price amounts on the table or the effective date is between two dates on the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 360-day year;

•	in excess of $11.50 per share (subject to adjustment), no additional shares will be issued upon conversion; and

•	less than $9.07 per share (subject to adjustment), no additional shares will be issued upon conversion.
Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion, exceed 110.2535 per $1,000 principal amount of the Notes, subject to the same adjustments as the conversion rate as set forth under “Description of the Notes—Conversion Rate Adjustments” in the Preliminary Prospectus.

Use of Proceeds:
The Company estimates that the net proceeds it receives from this offering will be approximately $87,160,000 (or $100,309,000 if the underwriter exercises its over-allotment option in full), after deducting the fees and estimated offering expenses payable by the Company of $500,000.
The Company expects to use a portion of the net proceeds from the sale of the Notes to repay outstanding indebtedness under its existing credit facility. The Company intends to use the remainder of the net proceeds from the offering to invest in high quality short term debt investments, and/or to make long term investments in accordance with its investment objective.
Investors are advised to carefully consider the investment objective, risks, charges and expenses of the Company before investing. The preliminary prospectus supplement dated May 15, 2018, together with an accompanying prospectus dated October 30, 2017, which have been filed with the Securities and Exchange Commission, contain this and other information about the Company and should be read carefully before investing. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, the underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus supplement and the accompanying prospectus if you request it by calling toll-free 1-866-471-2526.

The information in the preliminary prospectus supplement and the accompanying prospectus, and in this announcement, is not complete and may be changed. The preliminary prospectus supplement, the accompanying prospectus and this announcement are not offers to sell any securities of the Company and are not soliciting an offer to buy such securities in any state where such offer and sale is not permitted.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Exhibit A

FORM OF OPINION OF COMPANY COUNSEL

i.Based solely on our review of the Delaware Certificates, each of the Adviser and the Administrator is duly formed, is in good standing and has legal existence under, the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”), with respect to the Adviser and the Delaware Limited Liability Company Act (the “DLLCA”), with respect to the Administrator.
ii.Based solely on our review of the Foreign Qualification Certificates, each Opinion Party is authorized to do business in the State of New York.
iii.The Adviser had, prior to December 23, 2014, the limited liability company power and authority under the DLLCA and, following such date, the limited partnership power and authority under the DRULPA, and the Administrator had the limited liability company power and authority under the DLLCA, to execute and deliver each of the Agreement, the global certificate evidencing the Securities (the “Note Certificate”), the Indenture, the Supplemental Indenture, the Advisory Agreement and the Administration Agreement (collectively, the “Transaction Agreements”) to which such Opinion Party is a party, and the Adviser has the limited partnership power under the DRULPA, and the Administrator has the limited liability company power under the DLLCA, to consummate the issuance and sale of the Securities contemplated thereby.
iv.Each of the Transaction Agreements to which the Adviser or the Administrator is a party has been duly authorized, executed and delivered by all requisite limited liability company action on the part of such Opinion Party under the DLLCA, or limited partnership action on the part of such Opinion Party under the DRULPA, as applicable.
v.Each of the Advisory Agreement and the Administration Agreement to which an Opinion Party is a party constitutes the valid and binding obligation of such Opinion Party, enforceable against such Opinion Party in accordance with its terms under the laws of the State of New York.
vi.Neither the execution and delivery by each Opinion Party of the Transaction Agreements to which such Opinion Party is a party nor the consummation by the Opinion Party of the issuance and sale of the Securities: (i) violates any law, rule or regulation of the State of New York, the DLLCA or the DRULPA, as applicable, or the laws of the United States of America, or (ii) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of the State of New York, the DLLCA, the DRULPA or the United States of America except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.
vii.Neither the execution and delivery by each Opinion Party of the Transaction Agreements to which such Opinion Party is a party nor the consummation by the Opinion Party of the issuance and sale of Securities: (i) violates any provision of the 1940 Act, the General Rules and Regulations under the 1940 Act (the “1940 Act Rules”), the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or the General Rules and Regulations under the Advisers Act (the “Advisers Act Rules”) (except that we do not express any opinion with respect to the antifraud provisions of any of the foregoing), or (ii) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any provision of the 1940 Act, the 1940 Act Rules, the Advisers Act, the Advisers Act Rules except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.
viii.The statements set forth under the heading “Regulation” in the Pricing Disclosure Package and the Prospectus, insofar as such statements purport to summarize certain provisions of the 1940 Act, 1940 Act Rules, the Advisers Act and the Advisers Act Rules discussed therein, fairly summarize such provisions in all material respects.
ix.The provisions of the Charter and By-laws and the investment objectives, policies and restrictions described in the Registration Statement, the Pricing Disclosure Package and the Prospectus are not inconsistent with the provisions of the 1940 Act applicable to the Company as a “business development company.”
x.The Adviser has the limited partnership power and authority under the DRULPA to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
xi.The Administrator has the limited liability company power and authority under the DLLCA to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
xii.The statements in the Pricing Disclosure Package and the Prospectus under the caption “Description of the Notes” and “description of Our Debt Securities” insofar as such statements purport to summarize certain provisions of the Indenture, the Supplemental Indenture and the Note Certificate, respectively, fairly summarize such provisions in all material respects.
xiii.Each of the Indenture and the Supplemental Indenture has been duly executed and delivered by the Company, to the extent that execution and delivery are matters governed by the laws of the State of New York, and, assuming due authorization, execution and delivery thereof by the Trustee, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.
xiv.The Note Certificate has been duly executed by the Company, to the extent such execution is a matter governed by the laws of the State of New York, and when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Agreement and the Indenture, the Supplemental Indenture and the Note Certificate will constitute a valid and binding obligation of the Company entitled to the benefits of the Indenture and the Supplemental Indenture and enforceable against the Company in accordance with their terms under the laws of the State of New York.

xv.Under current U.S. federal income tax law, although the discussion set forth in the Pricing Disclosure Package and the Prospectus under the heading “Material U.S. Federal Income Tax Considerations,” as supplemented by the discussion set forth in the Pricing Disclosure Package and the Prospectus under the heading “Supplement to Material U.S. Federal Income Tax Considerations”, does not purport to discuss all possible U.S. federal income tax consequences of the purchase, ownership or disposition of the Securities and the Common Stock, such discussion constitutes, in all material respects, a fair and accurate summary of the U.S. federal income tax consequences that are anticipated to be material to holders who purchase the Securities pursuant to the Pricing Disclosure Package and the Prospectus, subject to the qualifications set forth in such discussion.
* * * * *

Such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company; in-house counsel to the Company, the Adviser, and the Administrator; representatives of the independent registered public accountants of the Company and the Underwriter and the Underwriter’s counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Such counsel shall be permitted not to pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have made no independent check or verification thereof (except to the limited extent referred to in paragraphs (8), (12) and (15) above).

On the basis of the foregoing, (i) the Registration Statement, at the Effective (as defined below), the Preliminary Prospectus, as of the date of the preliminary Prospectus, and the Prospectus, as of the Final Prospectus Supplement, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Securities Act Rules and Regulations, the 1940 Act and General Rules and Regulations under the 1940 Act (the “1940 Act Rules”) applicable thereto (except that in each case, we do not express any view as to the financial statements, schedules and other financial information and the dilution tables appearing under the heading "Sales of Common Stock Below Net Asset Value" and the table under the heading "Ratio of Earnings to Fixed Charges" included therein or excluded therefrom or the Statement of Eligibility of the Trustee on Form T‑1 (the “Form T‑1”)) and (ii) no facts have come to our attention that have caused us to believe that (a) the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Pricing Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case, such counsel does not express any view as to the financial statements, schedules and other financial information and the dilution tables appearing under the heading "Sales of Common Stock Below Net Asset Value" and the table under the heading "Ratio of

Earnings to Fixed Charges" included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement, including the Form T‑1).
As used herein, (i) “Effective Time” means the time of effectiveness of the Registration Statement for purposes of Section 11 of the Securities Act, as such section applies to the Underwriters, (ii) “Applicable Time” means 9:45 p.m. (Eastern time) on May 15, 2018.
The Company has not filed a Form N-54C with its Notification of Election. The Adviser is registered with the Commission as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act") and is not prohibited under the Advisers Act, the applicable General Rules and Regulations under the Advisers Act, the 1940 Act or the 1940 Act Rules applicable thereto from acting under the Investment Advisory Agreement between the Company and the Adviser, dated as of July 22, 2004, for the Company as described in the Pricing Disclosure Package and the Prospectus, and, to our knowledge, there does not exist any proceeding by the Commission which should reasonably be expected to adversely affect the registration of the Adviser with the Commission nor has a suspension or revocation of such registration under the Advisers Act been issued. All of the foregoing statements contained in this paragraph are based solely on (i) our review of the Commission's EDGAR database and the Commission's Investment Adviser Public Disclosure Website, (ii) a review of information set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (iii) the Investment Advisory Agreement and (iv) representations and warranties of the Prospect Parties contained in the Agreement (except for Section 3(c) therein) and we have not made any other inquiries or investigations or any search of the public docket records of any court, governmental agency or body or administrative agency with respect thereto.
In addition, based on the foregoing, we confirm to you that the Prospectus has been filed with the SEC within the time period required by Rule 497 of the Securities Act Rules and Regulations and, based solely on our review of the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on October 30, 2017, that the Registration Statement has been declared effective under the Securities Act.

Exhibit B
FORM OF OPINION OF GENERAL COUNSEL

1.To such counsel’s knowledge, no holders of securities of the Company have contractual rights which have not already been exercised to require the registration under the Securities Act of resales of such securities;

2.Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as of the date of the Pricing Disclosure Package and the Prospectus, to such counsel’s knowledge, there were no options, warrants or other rights to purchase or acquire any shares of capital stock of the Company;

3.To such counsel’s knowledge, there are no U.S. federal or New York State legal, governmental or regulatory proceedings pending or threatened to which the Adviser or the Administrator is a party or to which the properties of the Adviser or the Administrator are subject that are required under the 1933 Act and 1933 Act Rules to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are not so described, or which seek to restrain, enjoin or prevent the consummation of the issuance or sale of the Notes to be sold under the Underwriting Agreement;

4.To such counsel’s knowledge (i) there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or its directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal or New York State governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus but are not so described or which seek to restrain, enjoin or prevent the consummation of the issuance or sale of the Notes to be sold under the Underwriting Agreement, and (ii) there are no indentures, contracts, leases, mortgages, deeds of trust, note agreements, loans or other agreements or instruments of a character required to be described in the Pricing Disclosure Package or the Prospectus or filed as an exhibit to the Registration Statement, which are not so described or filed, as required by the 1933 Act and the 1933 Act Rules; and

5.Neither the execution and delivery by the Company of the Underwriting Agreement, the Supplemental Indenture, the Indenture nor the issuance, sale and performance of the Securities to the Underwriter, conflict with or constitute a breach or violation of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, pursuant to any of the agreements listed on Schedule A to this opinion (except for such conflicts, breaches, defaults, liens, charges or encumbrances that would not result in a Material Adverse Effect), nor, to such counsel’s knowledge, will such action result in a violation of or conflict with any judgment, order, writ or decree, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, or any of its properties, assets or operations.

Exhibit C

FORM OF OPINION OF MARYLAND COUNSEL

1.The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland (“SDAT”). The Company has the corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus under the caption “Business.”

2.The sale and issuance of the Securities pursuant to the Underwriting Agreement and the Indenture and the Supplemental Indenture have been duly authorized by all necessary corporate action on the part of the Company. The issuance of the Underlying Securities upon the conversion of the Securities in accordance with the terms of the Indenture and the Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company.

3.The Underlying Securities, when and if issued and delivered by the Company upon the conversion of the Securities, in accordance with the terms of the Securities, the Indenture, the Supplemental Indenture and the Resolutions, will be validly issued, fully paid and nonassessable. The issuance of the Underlying Securities upon the conversion of the Securities is not subject to preemptive rights or other similar rights under the Maryland General Corporation Law (“MGCL”), the Charter or the Bylaws.

4.The execution and delivery of each of the Indenture, the Supplemental Indenture, the Underwriting Agreement, the Investment Advisory Agreement and the Administration Agreement (collectively, the “Note Documents”) have been duly authorized by all necessary corporate action on the part of the Company. Each of the Note Documents has been duly executed and, so far as is known to us, delivered by the Company. The Company has the corporate power to execute and deliver the Note Documents and to perform its obligations thereunder.

5.The statements in the Pricing Disclosure Package and the Prospectus under the captions “Risk Factors – Risks Relating to Our Securities – Provisions of the Maryland General Corporation Law and of our charter and bylaws could deter takeover attempts and have an adverse impact on the price of our common stock” and “Description of Our Capital Stock,” and in the Registration Statement under the caption “Item 30. Indemnification,” in each case insofar as such statements purport to summarize certain provisions of Maryland law, the Charter or the Bylaws, are accurate in all material respects.

6.Neither (a) the execution, delivery and performance by the Company of the Note Documents nor (b) the sale and issuance of the Securities or the Underlying Securities will conflict with or constitute a breach of the Charter or Bylaws or any Maryland law or regulation, or, so far as is known to us, any order or decree of any Maryland governmental authority applicable to the Company (other than any law, regulation, order or decree in connection with the securities laws of the State of Maryland, as to which no opinion is hereby expressed).

7.The terms of the Underlying Securities conform as to legal matters in all material respects to the description thereof in the Pricing Disclosure Package and the Prospectus under the caption “Description of Our Capital Stock.”

8.The Company has the number of authorized shares of stock as set forth in the Prospectus under the caption “Description of Our Capital Stock.” The issued and outstanding stock of the Company was as set forth in the Pricing Disclosure Package and the Prospectus under the caption “Capitalization” as adjusted (the “Outstanding Shares”), and the shares of stock of the Company issued and outstanding as of such date were duly authorized, validly issued, fully paid and nonassessable, and were not subject to preemptive rights or other similar rights under the MGCL, the Charter or the Bylaws.

9.The Common Stock Certificate complies with the applicable requirements of the MGCL and with any applicable requirement under the Charter and Bylaws.

10.No consent, approval, authorization, order, registration or qualification of or with any court or governmental or regulatory authority of the State of Maryland is required for the execution, delivery and performance by the Company of the Note Documents or the compliance by the Company with the terms thereof, except such as have been obtained or made, if any (other than any consent, approval, authorization, order, registration or qualification in connection with the securities laws of the State of Maryland, as to which no opinion is expressed hereby).

Exhibit D-1
Form of Lock-Up Agreement

May 15, 2018
Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
Ladies and Gentlemen:
This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Prospect Capital Corporation, a Maryland corporation (the “Company”), Prospect Capital Management, L.P., a Delaware limited partnership registered as an investment adviser (the “Adviser”), Prospect Administration, LLC, a Delaware limited liability company (the “Administrator”), and you (the “Underwriter”), with respect to the offering (the “Offering”) of the Company’s 4.95% Convertible Notes due 2022 (the “Notes”). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.
In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 30 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of Goldman Sachs & Co. LLC, (i) offer, pledge, sell, contract to sell or otherwise dispose of (or enter into any transaction or device that is designed to result in the disposition by the undersigned within the 30 day timeframe noted above of) any shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and shares of Common Stock that may be issued upon exercise of any options or warrants), or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, including but not limited to by establishing or increasing a put equivalent position or liquidating or decreasing a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to any shares of Common Stock or any other securities of the Company that are substantially similar to any shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock of the Company or other securities, in cash or otherwise, (iii) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock; or (iv) publicly disclose the intention to do any of the contemplated transactions in clause (i), (ii) or (iii), in each case without the prior written consent of Goldman Sachs & Co. LLC. The foregoing sentence shall not apply to bona fide gifts, sales or other dispositions of shares of any class of the Company’s capital stock, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any such transfer that (a) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (b) no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the 30-day period referred to above) and (c) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition.
In addition, the undersigned hereby waives any rights the undersigned may have to require registration of shares of Common Stock in connection with the filing of any registration statement to be filed with the Commission by the Company. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of Goldman Sachs & Co. LLC, make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, or warrants or other rights to purchase shares of Common Stock or any such securities.
The undersigned hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to shares of common stock or other securities subject to this Lock-Up Letter Agreement of which the undersigned is the record holder, and, with respect to shares of common stock or other securities subject to this Lock-Up Letter Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to such shares or other securities.
* * *

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering or (ii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall automatically terminate and the undersigned shall be released from its obligations hereunder.

Very truly yours,

______________________________
Name:
Title:

Exhibit D-2

Persons Subject to Lock-Ups

William J. Gremp
Andrew C. Cooper
Eugene S. Stark
John F. Barry III
M. Grier Eliasek
Kristin Van Dask